WWE® ELECTS PATRICIA A. GOTTESMAN
TO BOARD OF DIRECTORS

STAMFORD, Conn., June 2, 2011 – WWE (NYSE:WWE) today announced that Patricia A. Gottesman has been elected to its Board of Directors.

Gottesman is currently the President and Chief Executive Officer of Crimson Hexagon, a social media monitoring and analysis company. Prior to joining Crimson, Gottesman served as Founder and Principal for Omnibus PG, an international media and technology practice. Gottesman began her career with Cablevision Systems Corporation and held several senior executive positions during the 29 years she spent with the company including Executive Vice President, Digital Marketing and Commerce; Executive Vice President, Product Management and Marketing; and Senior Vice President, Development.

“We are pleased to have Patricia join our Board of Directors,” stated Vincent K. McMahon, Chairman and Chief Executive Officer, WWE. “She brings extensive cable industry experience and is an accomplished senior executive with more than 30 years of business and management expertise in a number of areas, including programming, product development and new media.”

Gottesman has served as a board member of Crimson Hexagon since December 2010. In addition, Gottesman serves in advisory roles for TechMahindra, America India Foundation, comScore, Inc. and Elucido Media.

Gottesman graduated magna cum laude from Hofstra University with a Bachelor of Science degree in communications.

WWE
WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE programming is broadcast in more than 145 countries and 30 languages and reaches more than 500 million homes worldwide. The company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mumbai, Shanghai, Singapore and Tokyo.

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Forward-Looking Statements: This news release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to maintaining and renewing key agreements, including television distribution agreements; the need for continually developing creative and entertaining programming; the continued importance of key performers and the services of Vincent McMahon; the conditions of the markets in which we compete and acceptance of the Company's brands, media and merchandise within those markets; our exposure to bad debt risk; uncertainties relating to regulatory and litigation matters; risks resulting from the highly competitive nature of our markets; uncertainties associated with international markets; the importance of protecting our intellectual property and complying with the intellectual property rights of others; risks associated with producing and travelling to and from our large live events, both domestically and internationally; the risk of accidents or injuries during our physically demanding events; risks relating to our film business and any new business initiative which we may undertake; risks relating to the large number of shares of common stock controlled by members of the McMahon family and the possibility of the sale of their stock by the McMahons or the perception of the possibility of such sales; the relatively small public float of our stock; and other risks and factors set forth from time to time in Company filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends, general economic and competitive conditions and such other factors as our Board of Directors may consider relevant.